Exhibit 10.106

Contracted treated as exchanged on	at	by Law Society Formula
		(as varied)
Ref:-		on behalf of
Seller/Buyer/Tenant

DATED	October 31,	2006

(1)                                 HOUNSDOWN, INC.

(2)                                 RUSS BERRIE (UK) LIMITED

(3)                                 GARMIN (EUROPE) LIMITED

AGREEMENT

For the Sale and Purchase of

Liberty House Bulls Copse Road Hounsdown Business Park Totton Southampton

SO40 9RB

MEMERY CRYSTAL LLP
44 Southampton Buildings
London  WC2A 1AP
Tel:  020 7242 5905
Ref:  DLR.632718v14

PARTICULARS

Date:

Seller:

HOUNSDOWN, INC. care of 93 Bracken Hill Road Hamburg New Jersey 07419 United States of America but whose address for service in the UK is care of Memery Crystal of 44 Southampton Buildings London WC2A 1AP

Buyer:	GARMIN (EUROPE) LIMITED (Company Number 02724437) whose registered office is at Unit 5 The Quadrangle Abbey Park Romsey Hampshire SO51 9AQ

Tenant:	RUSS BERRIE (UK) LIMITED (Company Number 01459528) whose registered office is at Liberty House Hounsdown Business Park Bulls Copse Road Totton Southampton Hampshire SO40 9RB

Property:

Liberty House Hounsdown Business Park Bulls Copse Road Totton Southampton Hampshire S040 9RB (formerly known as Plot 4 Hounsdown Business Park Hounsdown Totton Southampton) as the same is more particularly defined in the Lease (as hereinafter defined)

Property Price	Seventeen Million four hundred and twenty-five thousand pounds (£17,425,000) plus Value Added Tax thereon

Property Deposit	Eight hundred and seventy-one thousand two hundred and fifty pounds (£871,250)

Fixtures Price	Seven hundred and fifteen thousand pounds (£715,000) plus Value Added Tax thereon

Fixtures Deposit	Thirty five thousand seven hundred and fifty pounds (£35,750)

1

Completion Date	31st October 2006

Interest Rate	4% per annum above the base rate from time to time in force of Barclays Bank plc calculated on a daily basis

Seller’s Solicitors:	Memery Crystal LLP of 44 Southampton Buildings London WC2A 1AP (Ref: DLR)

Buyer’s Solicitors	Bond Pearce LLP of Oceana House 39-49 Commercial Road Southampton Hampshire SO15 1GA (Ref. R.D.)

Tenant’s Solicitors	Simmons & Simmons of CityPoint One Ropemaker Street London EC2Y 9SS (Ref. 6/19804-13/AJB/JR)

Surrender Deed	The deed of surrender affecting the Occupational Lease in the form annexed hereto

Compensation Payment	Five hundred and fifty thousand pounds (£550,000) plus any Value Added Tax payable thereon

2

IT IS AGREED as follows:-

1.                                     DEFINITIONS

In this Agreement unless the context otherwise indicates the following expressions shall have the following meanings: -

“Actual Completion”	actual completion of the sale of the Property pursuant to this Agreement and Date of Actual Completion will be interpreted accordingly

“Completion Money”	(1)

the Property Price (or the amount of it which is outstanding) adjusted by such sums (including any interest or other compensation payable by the Buyer under this Agreement) as may be due between the Seller and the Buyer at the time when this Agreement is completed and

(2) the Fixtures Price (or the amount of it which is outstanding)

“Fixtures and Fittings”	the fixtures and fittings in the Property belonging to the Tenant as specified in the Inventory annexed hereto

“Highway Land”	the land shown edged red on the plan annexed hereto

“Incumbrances”

the covenants restrictions stipulations rights and other matters contained or referred to in the entries in the Property Register and in Entry Numbers 1 to 9 (inclusive) in the Charges Register of Title Number HP598789

“Inherent Defects Insurance Policy”	the inherent defects insurance policy number 2079490101 issued by Allianz Cornhill Engineering

“Lease”

the Lease dated 19th February 2001 and made between (1) Godfrey Nelson Knowles and others and (2) the Seller as the same is registered at HM Land Registry with Title Absolute Leasehold under Title Number HP598789

“Occupational Lease”	The Lease dated 15th October 2002 and made between (1) the Seller and (2) the Tenant and including any document which is supplemental to it whether or not it is expressly stated to be so

“Standard Conditions”	Standard Commercial Property Conditions (First Edition)

“VAT”	Valued Added Tax as referred to in the Value Added Tax Act 1994 (or any tax of a similar nature which may be substituted for or levied in addition to it)

“1994 Act”	The Law of Property (Miscellaneous Provisions) Act 1994

2.                                     INTERPRETATION

2.1                                In this Agreement unless inconsistent with the context words importing the singular include the plural and vice versa and words importing one gender include both other genders

2.2                                Reference to clauses and the Schedule are to clauses of and the Schedule to this Agreement and clause and Schedule headings shall not affect the construction of this Agreement

2.3                                Reference to a specific enactment includes every statutory modification consolidation and re-enactment and statutory extension for the time being in force

2.4                                Where a party consists of more than one person covenants and obligations of that party will be deemed to be made jointly and severally

2.5                                Any reference to a statute or section of a statute includes any statutory amendment modification or re-enactment of it for the time being in force and every instrument given notice direction regulation bye-law permission or condition being made or issued under it or deriving validity from time to time

2.6                                If any provision in this Agreement is held to be illegal void invalid or unenforceable for any reason the legality validity and enforceability of the remainder of this Agreement will not be affected

2.7                                Unless expressly stated to the contrary nothing in this Agreement confers on any one other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999

3.                                     STANDARD COMMERCIAL PROPERTY CONDITIONS (FIRST EDITION)

The Standard Conditions are incorporated in this Agreement insofar as they are not inconsistent with this Agreement and are amended as follows: -

3.1                                In Standard Condition 1.1.1 “Contract Rate” means the Interest Rate

3.2                                In Standard Condition 1.3.1 the following shall be added:

“and must be served on the relevant party (or its solicitors) at the address given for that party or that party’s solicitors in this Agreement and in the case of service on a party’s solicitors quoting their reference specified in this Agreement”

3.3                                In Standard Conditions 1.3.5 and 1.3.6 the references to 4 pm shall be deemed to be 5 pm

3.4                                In Standard Condition 1.3.6 the following shall be added:

(a)                                  “by fax: on the day of transmission if sent before 5 pm or otherwise on the next working day

(b)                                 by hand: on delivery”

3.5                                Standard Conditions 4.3.2, 5.1.2, 5.1.3, 5.1.4, 5.2, 8.3.5, 8.3.6, 8.3.7 and

                                               8.3.8 shall not apply

3.6                                In Standard Condition 3.1.2 the following shall be added:

“if the title to the Property is registered overriding interests”

3.7                                Standard Condition 6.3 shall not apply to uniform business rate council tax or water rates

3.8                                In Standard Condition 7.1.1 the words “in the negotiations leading to it” shall be deleted and substituted by the words “a written reply from the Sellers Solicitors to a written enquiry by the Buyers Solicitors”

3.9                                In Standard Condition 7.1.2 “or value” shall be deleted

3.10                          In Standard Condition 7.3.2 the words “and any Value Added Tax included in the purchase price” shall be added after the words “less any deposit paid”

3.11                          In Standard Condition 7.6.2 the remedies are concurrent and not mutually exclusive

3.12                          If the Seller or the Tenant defaults in performing its obligations under this Agreement and completion is delayed as a result the Seller shall pay compensation to the Buyer calculated at the Interest Rate on the Property Price (excluding VAT) and the Fixtures Price (excluding VAT) for the period between the Completion Date and the Date of Actual Completion

3.13                          The Tenant shall fully and effectually indemnify the Seller against any amount properly paid by the Seller to the Buyer under clause 3.12 where the delay in completing the sale of the Property has been caused solely by the Tenant’s failure to comply with its obligations under this Agreement and in such circumstances the Tenant shall continue to pay to the Seller rent any other monies due under the Occupational Lease from any including the Completion Date up to the Date of Actual Completion

4.                                     PURCHASE PRICE AND VAT: THE PROPERTY

4.1                                The Seller shall sell and the Buyer shall buy the Property for the Property Price on the terms set out in this Agreement

4.2                                The Seller and the Buyer agree that all Capital Allowances in respect of the

                                               Property up to the Date of Actual Completion shall be apportioned to the Seller and the Seller and the Buyer shall on the Date of Actual Completion enter into an Election in the form set out in Schedule 1 hereto

4.3                                The Seller will at its own cost and risk procure that on the Completion Date:

4.3.1                                 the Tenant shall surrender the Occupational Lease to the Seller

4.3.2                                 the Seller will accept such surrender in accordance with the terms of this Agreement and

4.3.3                                 the Tenant shall vacate the Property

4.4                                The Tenant confirms and agrees that the items listed in the Schedule annexed hereto and marked Schedule 3 (“Schedule 3”) are included in the surrender of the Occupational Lease to the Seller and the Seller agrees that such items are included in the sale of the Property to the Buyer

5.                                     OCCUPATIONAL LEASE

5.1                                The Tenant agrees to surrender the Occupational Lease to the Seller and to vacate the Property on the Completion Date immediately prior to the completion of the sale by the Seller to the Buyer of the Property

5.2                                The Seller and the Tenant confirm that before this Agreement was entered into:

5.2.1                                 A notice complying with Schedule 3 to the Regulatory Reform (Business Tenancies England and Wales) Order 2003 relating to the tenancy granted by the Occupational Lease was served by the Seller on the Tenant on 1st August 2006

5.2.2                                 A statutory declaration dated 4th August 2006 complying with paragraph 8 of Schedule 3 to the said Order was made by Christopher Robinson who the Tenant confirms was duly authorised by the Tenant to make the statutory declaration on its behalf

5.3                                The Seller and the Tenant agree that the Occupational Lease shall be surrendered on the terms of this Agreement

5.4                                The Seller and the Tenant agree with the Buyer to perform their respective obligations in this clause 5

6.                                     THE TENANT’S FIXTURES AND FITTINGS

6.1                                The Tenant shall sell free from incumbrances and the Buyer shall purchase on the Completion Date the Fixtures and Fittings for the Fixtures Price

6.2                                On the signing of this Agreement the Buyer shall pay the Fixtures Deposit to the Tenant’s Solicitors as stakeholders by direct credit to by the Tenant’s Solicitors’ client account the details of which are:

Coutts & Co.
Head Office
440 Strand
London  WC2R OQS

Sort Code 18-00-02
Account No. 05124301
Account Holder: Simmons & Simmons

6.3                                Upon service by the Seller of a notice to complete the Buyer shall forthwith pay to the Tenant’s Solicitors the difference between £71,500 and the Fixtures Deposit

7.                                     PROPERTY DEPOSIT

7.1                                The Property Deposit shall be paid on or before the signing of this Agreement to the Seller’s Solicitors as stakeholders by a direct credit to the Seller’s Solicitors’ client account the details of which are:

Barclays Bank Plc
Professional Practices Team
Level 26
1 Churchill Place
Canary Wharf
London E14 5HP

Client Account No.	:	80646954
Sort Code	:	20-05-75
Account name	:	Client No. 1 Account
Account holder	:	Memery Crystal LLP

7.2                                Upon service by the Seller of a notice to complete the Buyer shall forthwith pay to the Seller’s Solicitors the difference between £1,742,500 and the Property Deposit

7.3                                No deposit shall be paid on the date of this Agreement in respect of the Compensation Payment

8.                                     COMPLETION MONEY

8.1                                The Buyer shall pay the balance of the Property Price (after deduction of the Property Deposit and any further monies paid pursuant to Clause 7.2) by a direct credit to the Seller’s Solicitors’ client account as specified in clause 7.1

8.2                                On the Completion Date the Buyer shall pay the balance of the Fixtures Price (after deduction of the Fixtures Deposit and any additional monies paid pursuant to Clause 6.3) to the Tenant’s Solicitors’ Client Account as specified in Clause 6.2

9.                                     CAPACITY

9.1                                The Seller shall transfer the Property with full title guarantee but the Seller shall not be liable under any of the covenants set out in Section 3 or Section 4 of the 1994 Act for the consequences of any breach of the terms of the Lease concerning the condition of the Property

9.2                                The Tenant warrants that it will sell the Fixtures and Fittings to the Buyer free from encumbrances and the items listed in Schedule 3 to the Seller and the Seller warrants that it will sell the items listed in Schedule 3 to the Buyer free from incumbrances

10.                              POSSESSION

The Property is sold with vacant possession on completion

11.                              TITLE

11.1                          The Seller’s title to the Property has been deduced to the Buyer by official copy entries on the register on 26 July 2006 at 12:11:25 (as the Buyer hereby admits) the Buyer shall be deemed to have accepted the same and shall raise no objection or requisition relating thereto

11.2                          The Property is sold and will be transferred subject to and where appropriate with the benefit of:

11.2.1                           the Incumbrances

11.2.2                           all local land charges and other matters whensoever registered or registrable (whether registered or not) by any local or other authority

11.2.3                           every charge notice direction order restriction agreement resolution proposal condition and other matter of whatsoever nature affecting the Property capable of discovery by search or enquiry of any local or other authority or statutory undertaker and the Buyer shall be deemed to purchase with full knowledge thereof whether or not any search or enquiry has been made

11.2.4                           any liability with respect to the repair maintenance or making up of any road pavement path conducting media or party structure

11.2.5                           all rights of way or light and any other rights easements or quasi-easements of whatever nature affecting the Property

12.                              DISCLOSURE AND INSPECTION

12.1                          The Buyer is deemed to have inspected the Property whether or not the Buyer has in fact done so and shall be taken to purchase with full knowledge of the matters subject to which the Property is sold and shall not make any requisition or claim in respect of any of them

12.2                          The Buyer shall make no requisition or claim in respect of: -

12.2.1                           any matters contained or referred to in any document or extract from a document where a copy has been supplied to the Buyer’s Solicitors prior to the date of this Agreement

12.2.2                           the state of repair or condition of any part of the Property

12.2.3                           the compliance or otherwise of the Property or its use with any applicable legislation

13.                              COMPLETION ARRANGEMENTS

13.1                          Completion of the sale and purchase of the Property and of the Fixtures and Fittings shall take place before 2.30 pm on the Completion Date and for the purposes of calculating any interest due from the Buyer to the Seller or to the Tenant (as regards the Fixtures and Fittings) where completion takes place later than 2.30 pm on any day it shall be treated as having taken place on the next working day

13.2                          Where any payment due on completion is made by a direct credit to the Seller’s Solicitors or the Tenant’s Solicitors (as the case may be) the Buyer’s obligation to make that payment shall be discharged when it is received by their respective bankers

13.3                          Neither the Seller’s Solicitors nor the Tenant’s Solicitors shall be taken to be acting as agents for the Buyer’s Solicitors on or in connection with completion unless they agree in writing to do so

13.4                          The Buyer shall not be obliged to complete either the purchase of the Property or the purchase of the Fixtures and Fittings unless both are completed simultaneously

14.                              COMPLETION OF SURRENDER

14.1                          Place of completion

Completion of the surrender of the Occupational Lease shall take place at the offices of the Seller’s Solicitors on the Completion Date

14.2.1                       Surrender

On the Completion Date the Tenant shall provide the Seller with:

(A)                                       the Occupational Lease and all documents entered into supplemental thereto; and

(B)                                         the keys to the Property; and

(C)                                         the Surrender Deed duly executed by the Tenant;

and the Seller shall deliver to the Tenant a duly executed counterpart of the Surrender Deed

14.2.2                           On the Date of Actual Completion of the surrender of the Occupational Lease the Seller shall pay to the Tenant the Compensation Payment by direct credit to the Tenant’s Solicitors’ client account

14.3                          Form of the Surrender Deed

The Surrender Deed shall be in the form of the draft Surrender Deed annexed to this Agreement

14.4                          Covenants for title

(A)                                       The Tenant shall surrender the Occupational Lease with full title guarantee

(B)                                         The covenants implied on the part of the Tenant by s.4 of the Law of Property (Miscellaneous) Act 1994 shall be limited so that it shall not extend to any breach of covenant or other provision in the Occupational Lease relating to the state or condition of the Property

14.5                          Matters to which the Property is subject

The Occupational Lease and the Property are surrendered subject to and with the benefit of the following:

(A)                                       all Local Land Charges whether or not registered before on or after the date of this Agreement and all matters capable of registration as Local Land Charges; and

(B)                                         all notices served and orders demands proposals or requirements made by any local or public authority or any body acting on statutory authority whether before on or after the date of this Agreement; and

(C)                                         all actual or proposed charges notices orders restrictions agreements conditions or other matters arising under the Town and Country Planning Acts or highways legislation; and

(D)                                        any unregistered interests which fall within any of the paragraphs of schedule 1 to the Land Registration Act 2002 and any interests which fall within s.11(4)© of the Land Registration Act 2002; and

(E)                                          such unregistered interests as may affect the Property to the extent and for so long as they are preserved b the transitional provisions of schedule 12 to the Land Registration Act 2002

14.6                          Production of title

Title to the Occupational Lease has been deduced to or made available for inspection by the Seller or the Seller’s Solicitors before the date of this Agreement including particulars of the other matters contained or referred to in clause 14.5 of which the Tenant is aware.

14.7                          Acceptance of title

The Seller shall accept the title to the Occupational Lease and shall not raise any enquiry requisition or objection to it save in respect of matters disclosed by final searches against the name of the Tenant at H M Land Registry and registered after the date of this Agreement and any relevant matters registered after the date of this Agreement against the Tenant at the Companies Registry

14.8                          Fixtures Price

For the avoidance of any doubt the Seller and the Buyer agree that the Tenant shall not be required to complete the Surrender of the Occupational Lease until it has received from the Buyer cleared funds in respect of the Fixtures Price and that the Tenant shall not be required to sell the Fixtures and Fittings to the Buyer unless the surrender of the Occupational Lease is completed at the same time

15.                              ASSURANCE

15.1                          The Seller shall not be required to transfer the Property or any part of it to any person other than the Buyer nor other than by one transfer at the Purchase Price

15.2                          The Tenant shall not be required to sell the Fixtures and Fittings to any person other than the Buyer

15.3                          The transfer of the Property to the Buyer will contain the following covenants and declarations by the Buyer:

(a)                                 “The Transferee for the purpose of affording to the Transferor a full and sufficient indemnity but not further or otherwise covenants with the Transferor that the Transferee and the persons deriving title under the Transferee will

(i)                                     at all times from the date of this Transfer perform and observe the covenants restrictions stipulations conditions declarations exceptions reservations and other matters referred to in Entry Numbers 1 to 9 inclusive) in the Charges Register of Title Number HP598789

(ii)                                  at all times from the date of this Transfer perform and observe the covenants on the part of the tenant contained in the Lease to the extent that the same arise after the Completion Date and will indemnify and keep indemnified the Transferor from and against all losses actions claims demands expenses proceedings and liability in any way relating to any failure to observe and perform such matters from the date of this Transfer

15.4                          The Buyer shall execute the transfer in duplicate and deliver the duplicate of the transfer to the Seller on completion

16.                              INHERENT DEFECTS INSURANCE POLICY

16.1                          The Seller and the Tenant agree with the Buyer at their own expense to obtain the consent of the Insurers to the assignment to the Buyer of the Inherent Defects Insurance Policy

16.2                          On the Completion Date the Seller and the Tenant shall assign to the Buyer by an Assignment in the form of the draft Assignment annexed hereto the benefit of the Inherent Defects Insurance Policy

17.           WARRANTIES

17.1                          On the Date of Actual Completion the Seller shall with full title guarantee assign to the Buyer by an Assignment in the form of the draft Assignment annexed hereto the Warranties listed in Schedule 2 hereto and deliver such Warranties to the Buyer

17.2                          On the Date of Actual Completion the Tenant shall assign to the Buyer by an Assignment in the form of the draft Assignment annexed hereto the Warranty dated 17.7.2006 and made between (1) P Trant Limited and (2) the Tenant and the Warranty dated 17.7.2006 and made between (1) Roger Bullivant Limited and (2) the Tenant and deliver such Warranties to the Buyer

18.                              DEDICATION OF HIGHWAY LAND

The Buyer acknowledges that the Seller and the Tenant may enter into a Deed of Dedication in terms approved in writing by the Buyer (such approval not to be unreasonably withheld or delayed) relating to the Highway Land at any time prior to the Date of Actual Completion

19.                              ENTIRE AGREEMENT AND REPRESENTATIONS

The parties respectively acknowledge that:

19.1                          This Agreement constitutes the entire agreement between the parties to the exclusion of any antecedent statement or representation whether oral written or implied or whether contained in any advertisement particulars or other matters issued or in any correspondence entered into by the Seller or the Tenant or their respective servants or agents and the Buyer hereby acknowledges that it has not entered into this Agreement in reliance upon any such statement or representation other than those which have been given by the Seller’s Solicitors in a written reply to an enquiry made by the Buyer’s Solicitors prior to the date of this Agreement

19.2.1                           The Seller acknowledges that it has not entered into this Agreement in respect of the surrender in reliance on any representation warranty or statement (whether oral written or implied) made by or on behalf of the Tenant other than the written replies given by the Tenant’s Solicitors to the Seller’s Solicitor’s written enquiries which were not capable of independent verification by the Seller by inspection survey or searches or enquiry of any local or other public authority or body whether or not actually made

19.2.2                           The Seller’s Solicitors’ replies do not obviate the need for the Buyer to make the appropriate searches and enquiries that would usually be made by a prudent buyer and to inspect and survey the Property in contemplation of the Buyer’s expected use

19.3                          No modification variation or waiver of any of the terms of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement

19.4                          Contractual rights of third parties

No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement

20.                              JURISDICTION

This Agreement shall be governed by and construed in accordance with the law of England and the parties submit to the exclusive jurisdiction of the English Courts in relation to any dispute arising under or connection with this Agreement

21.                              VAT

21.1.1                           Each amount stated to be payable by the Buyer to the Seller and by the Buyer to the Tenant under or pursuant to this Agreement is exclusive of any VAT payable thereon

21.1.2                           Upon the Completion Date the Seller will issue a VAT invoice to the Buyer for the Property Price and the Tenant will issue a VAT invoice to the Buyer for the Fixtures Price and (if appropriate) the Tenant will issue to the Seller a VAT invoice for the Compensation Payment

21.2                          The Seller warrants with the Buyer that:

21.2.1                           it is registered for VAT and

21.2.2                           its VAT registration number is 7773574 80 and

21.2.3                           it elected to waive exemption from VAT in relation to the Property under the Value Added Tax Act 1994 and

21.2.4                           the election was duly notified to HM Revenue and Customs and

21.2.5                           the election has been acknowledged by H M Revenue and Customs and

21.2.6                           the election has not been disapplied or revoked and

21.2.7                           it will account to HM Revenue and Customs in respect of all VAT paid to the Seller pursuant to this Agreement

21.3                          The Seller’s UK VAT agent will as soon as practicable deliver to H M Customs and Excise the written declaration referred to in H M Revenue and Custom’s fax of 1st August 2006 (a copy of which has been supplied to the Buyer’s Solicitors) and a copy of such written declaration and of the acknowledgement thereof will be supplied to the Buyer’s Solicitors prior to the Completion Date

21.4                          The Tenant warrants with the Buyer that:

21.4.1                           it is registered for VAT and

21.4.2                           its VAT registration number is 458 9486 79 and

21.4.3                           it has elected to waive exemption from VAT in relation to the Property under the Value Added Tax Act 1994 and

21.4.4                           the election was duly notified to H M Revenue and Customs and

21.4.5                           the election has not been disapplied or revoked and

21.4.6                           it will account to HM Revenue and Customs in respect of all VAT paid by the Buyer to the Tenant pursuant to this Agreement

21.5                          The Tenant will supply the Buyer’s Solicitors with a copy of the acknowledgement of the Tenant’s election to waive exemption prior to the Completion Date

21.6                          In the event that the Seller shall not have supplied the copy of the written declaration and the copy acknowledgement thereof referred to in clause 21.3 to the Buyer’s Solicitors prior to the Completion Date neither the Seller the Tenant nor the Buyer shall delay completion but the Buyer’s Solicitors shall retain in their client account the VAT payable on the Property Price until the date upon which the copy written declaration and the copy acknowledgement thereof are  supplied to them whereupon the said VAT shall be paid forthwith to the Seller’s Solicitors’ client account as specified in clause 7.1

21.7                          In the event that the Tenant shall not have supplied a copy of the acknowledgement referred to in clause 21.5 to the Buyer’s Solicitors prior to the Completion Date neither the Tenant the Seller nor the Buyer shall delay completion but the Buyer’s Solicitors shall retain in their client account the VAT payable on the Fixtures Price until the date upon which the copy of the acknowledgement is supplied to them whereupon the said VAT shall be paid forthwith to the Tenant’s Solicitors’ client account as specified in clause 6.2

22.                              NOTIFICATION

The Seller will notify the Buyer in writing forthwith and in any event prior to the Completion Date if anything occurs which would render untrue any of the Seller’s warranties contained in this Agreement

23.                              TENANT’S WORKS

The Tenant hereby covenants with the Buyer before the Completion Date at the Tenant’s own cost and to the reasonable satisfaction of the Buyer to carry out the following works upon the Property:

23.1                          To remove the compactor from the Property

23.2                          To remove all plant equipment and machinery belonging to the Tenant which is not included in the sale to the Buyer

23.3                          To make good all damage caused to the Property following the removal of the compactor and all such plant equipment and machinery

23.4                          To carry out all appropriate and necessary remediation work in relation to the spillage of hydraulic oil associated with the compactor

24.                              NON-MERGER

The provisions of this Agreement shall remain in full force and effect in so far as they remain to be performed and observed after completion

Schedule 1

Fixed Plant Apportionment Election Notice:

Section 198 Capital Allowances Act 2001

Name of Former Owner

Hounsdown, Inc. care of 93 Bracken Hill Road Hamburg New Jersey 07419 United States of America but whose address in the UK is care of Memery Crystal 44 Southampton Buildings London WC2A 1AP whose Tax office address is Inland Revenue Centre for Non-Residents Fitzroy House PO Box 46 Castle Meadow Road Nottingham NG1 1BD (Tax Reference 11046 93340)

Name of New Owner

Garmin (Europe) Limited whose registered office is at Unit 5 The Quadrangle Abbey Park Romsey Hampshire SO51 9AQ whose Tax office address is HM Revenue & Customs, Accounts Office Shipley, Victoria Street, Shipley, Bradford, West Yorkshire BD98 1YY (Tax Reference 56740 06399)

Description of Machinery or Plant	The plant and machinery constituting fixtures situated in the Relevant Land in respect of which the Former Owner has claimed writing down allowances

Description of Relevant Land	Liberty House Hounsdown Business Park Bulls Copse Road Totton Southampton Hampshire S040 9RB (formerly known as Plot 4 Hounsdown Business Park Hounsdown Totton Southampton)

Interest Acquired	Residue of lease for a term of 250 years from 19.2.2001 at a rent of one peppercorn per annum

Amount Allocated to Plant	£1 (to the intent that all the Capital Allowances shall belong to the Former Owner)

We hereby jointly elect in accordance with Section 198 Capital Allowances Act 2001 to fix the Former Owner’s disposal value attributable to the items of plant and machinery fixtures on the land as set out above as at 31.10 2006 and that for all purposes of the Capital Allowances Act 2001 all Capital Allowances up to that date are to be for the benefit of the former Owner

1

/s/ Angelica Berrie
Signed for and on behalf of the Former Owner

/s/ Andrew R. Etkind
Signed for and on behalf of the New Owner

Date	2006

2

Schedule 2

(Warranties to be assigned by the Seller to the Buyer)

Date	Document	Parties
17.7.2006	Sub-contractor’s Warranty Agreement	(1)	M. Price Limited

		(2)	the Seller

17.7.2006	Ditto	(1)	R.S. Stokvis & Sons Limited

		(2)	the Seller

17/7/2006	Ditto	(1)	Premier Structures Limited

		(2)	the Seller

17/7/2006	Ditto	(1)	Carlton Lifts Limited

		(2)	the Seller

17.7.2006	Designer’s Warranty Agreement	(1)	Gifford & Partners Limited

		(2)	the Seller

17.7.2006	Ditto	(1)	Owen Davies Architects

		(2)	the Seller

17/7/2006	Ditto	(1)	MKP Consultants Limited

		(2)	the Seller

17.7.2006	Memorandum of Agreement	(1)	the Seller

		(2)	Stiles Harold Williams Limited

1

SIGNED by	)	/s/ ANGELICA BERRIE

for and on behalf of the Seller	)	Angelica Berrie

SIGNED by	)	/s/ ANDREW R. ETKIND

for and on behalf of the Buyer	)	Andrew R. Etkind

SIGNED by	)
for and on behalf of the Tenant	)

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